UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 11, 2016

DEEP DOWN, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-30351	75-2263732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8827 W. Sam Houston Pkwy N. Suite 100, Houston, TX 77040

(Address of principal executive offices) (Zip Code)

(281) 517-5000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – Entry into a Material Definitive Agreement.

Sale of Channelview property - Channelview, Texas

On January 11, 2016, Deep Down, Inc. (the “Company”) entered into an agreement with SAK Investments, LLC for the sale of our former operating facility, which includes buildings and approximately 10 acres of land in Channelview, Texas (“Channelview Property”). The sale price for the Channelview Property is $3.8 million. Upon consummation of the sale of the Channelview Property, the Company will retire $1.7 million of debt, which is collateralized by the Channelview Property. Remaining operations at this location will be consolidated at our new facility off Highway 90. The transaction is subject to customary conditions to closing, as well as certain termination rights by the buyer. Subject to the foregoing, the Company expects the transaction to close in the latter part of the first quarter 2016.

The foregoing summary is qualified in its entirety by reference to the purchase agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

SECTION 9 – Financial Statements and Exhibits

ITEM 9.01 – Financial Statements and Exhibits.

(d) Exhibits

10.1       15473 East Freeway contract, between Deep Down, Inc. and SAK Investments, LLC.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 14, 2016

DEEP DOWN, INC.

By :	/s/ Eugene L. Butler
Eugene L. Butler Executive Chairman and Chief Financial Officer

3